News Release

PartnerRe Ltd. Announces Tender Offer for its 6.44% Junior Subordinated Capital Efficient Notes due 2066

PEMBROKE, Bermuda, March 2, 2009 - PartnerRe Ltd. today announced the commencement of a cash tender offer for any and all of the 6.44% Fixed-to Floating Rate Junior Subordinated Capital Efficient Notes (“CENts”) due 2066. The CENts were issued in 2006 and $250 million principal amount of CENts are outstanding.

Upon the terms and subject to the conditions of the tender offer, PartnerRe Finance II Inc., an indirect, wholly-owned subsidiary of PartnerRe Ltd. and the issuer of the CENts, will pay holders $500 per $1,000 principal amount of CENts validly tendered and not validly withdrawn pursuant to the tender offer. In addition, holders whose CENts are accepted for purchase pursuant to the tender offer will be paid accrued and unpaid interest on the purchased CENts from the last interest payment date to, but not including, the payment date for the tender offer. Payment will be made on the third New York City business day following the expiration of the tender offer. The tender offer will expire at 5:00 p.m., New York City time, on March 10, 2009, unless extended or earlier terminated by PartnerRe Finance II. This press release is not a call notice with respect to the CENts, which are not scheduled to mature until 2066.

The tender offer is not conditioned upon the tender of any minimum principal amount of CENts but is subject to certain other conditions.

Additional terms and conditions of the tender offer are set out in the Offer to Purchase dated March 2, 2009, and the related Letter of Transmittal, that is being sent to holders of the CENts. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the tender offer, Global Bondholder Services Corporation at (866) 470-4200 (toll-free) or (212) 430-3774 (collect). J.P. Morgan Securities Inc. is the Dealer Manager for the tender offer. Questions regarding the tender offer may be directed to J.P. Morgan Securities Inc. at (866) 834-4666 (toll-free) or (212) 834-3424 (collect).

This press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell the CENts. The tender offer to buy the CENts is only being made pursuant to the tender offer documents, including the Offer to Purchase. The tender offer is not being made to holders of CENts in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, life/annuity and health, and

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com alternative risk products. For the year ended December 31, 2008, total revenues were $4.0 billion, and at December 31, 2008 total assets were $16.3 billion, total capital was $4.9 billion and total shareholders’ equity was $4.2 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell